As filed with the Securities and Exchange Commission on January 2, 2013
Registration No. 333-138723
Registration No. 333-149604
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Post-Effective Amendment No. 5
to
Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Pharmos Corporation
(Exact name of registrant as specified in its charter)

Nevada	2834	36-3207413
(State or other jurisdiction of incorporation or organization)	(Primary SIC Number)	(I.R.S. Employer Identification Number)
	99 Wood Avenue South, Suite 302 Islin, New Jersey 08830 (732) 452-9556
(Address, including zip code, and telephone number, including area code, of principal executive offices)
	Eric W. Fangmann Pharmos Corporation 99 Wood Avenue South, Suite 302 Islin, New Jersey 08830 (732) 452-9556
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  Not applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☒

EXPLANATORY NOTE

This Post-Effective Amendment on Form S-1 relates to the following registration statements (collectively, the “Prior Registration Statements”) of Pharmos Corporation (the “Company”):

Registration Statement No.  333-138723 originally filed with the SEC on November 15, 2006; and

Registration Statement No. 333-149604 originally filed with the SEC on March 7, 2008.

As previously announced, the Company intends to terminate or suspend its duty to file reports under the Securities Exchanges Act of 1934, as amended.  In connection therewith, and in accordance with the undertaking made by the Company in the Prior Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Prior Registration Statements that remain unsold at the termination of the offering, the Company hereby removes from registration the securities registered under the Prior Registration Statements that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, the registrant has duly caused this post-effective amendment to the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized.

PHARMOS CORPORATION

Date: January 2, 2013	By:	/s/ Eric W. Fangmann
Eric W. Fangman
Acting President and Acting Chief Financial Officer